Exhibit 10.20

SECOND AMENDMENT TO

THE ALLIANCE DATA SYSTEMS 401(k) AND RETIREMENT SAVINGS PLAN

(amended and restated as of January 1, 2004)

ADS Alliance Data Systems, Inc. hereby adopts this Amendment No. 2 to the Alliance Data Systems 401(k) and Retirement Savings Plan, amended and restated as of January 1, 2004 (the “Plan”), effective as of September 24, 2005.

1.	Appendix A of the Plan shall be amended by adding the following new language at the end thereof:

Employing Company	Years of Eligibility	Years of Vesting

Bigfoot Interactive, Inc. (“Bigfoot”)	Date of hire by Bigfoot, but only if employed by the Company as of September 24, 2005.	Date of hire by Bigfoot, but only if employed by the Company as of September 24, 2005.

IN WITNESS WHEREOF, this amendment has been executed on this 20th day of December, 2005, but effective as provided above.

ADS ALLIANCE DATA SYSTEMS, INC.

By:	/s/ Transient C. Taylor